UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

HARTFORD LIFE INSURANCE COMPANY

(Exact name of registrant as specified in charter)

Connecticut	2-46577	06-0974148
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hopmeadow Street Simsbury, Connecticut		06089
(Address of principal executive offices)		Zip Code

Registrant’s telephone number, including area code:      (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

The information contained in this Current Report on Form 8-K is being filed by Hartford Life Insurance Company (the “Company”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Hartford Life Insurance Company and Subsidiaries
Consolidated Condensed Statements of Income

(Dollar amounts in millions)
(unaudited)

	Years Ended December 31,
	2005	2004
Net Income	$909	$965

Consolidated Condensed Balance Sheets

(Dollar amounts in millions)
(unaudited)

	December 31,
	2005	2004
Total assets	$207,624	$195,642

Total liabilities	200,287	188,393

Total stockholder’s equity	7,337	7,249

Total liabilities and stockholder’s equity	$207,624	$195,642

The foregoing financial information is unaudited. The Company does not have audited financial statements for the year ended December 31, 2005 at this time. If one or more subsequent events with respect to matters in existence as of December 31, 2005 occur between the date of this filing and the date the Company files its Annual Report on Form 10-K for 2005, it is possible that the Company would be required to accrue additional charges or gains for the fourth quarter of 2005 or reflect changes in balance sheet accounts under generally accepted accounting principles, which would change the Company’s financial information set forth above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD LIFE INSURANCE COMPANY

Date: February 14, 2006	By:	/s/ Ernest M. McNeill Jr.
		Name:	Ernest M. McNeill Jr.
		Title:	Senior Vice President and Chief Accounting Officer